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                                                                  EXHIBIT 23.2

                       Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 13, 1997, except Note 2, as to which the date is February 11, 1998 and Note 10, second paragraph as to which the date is March 31, 1998, with respect to the financial statements of EXCO Resources, Inc. in the Registration Statement (Pre-effective Amendment No. 3 to Form S-2) and related Prospectus of EXCO Resources, Inc. for the registration of 5,943,360 shares of its common stock to be filed with the Securities and Exchange Commission on July 2, 1998, and to the incorporation by reference therein of our report dated March 13, 1997, except Note 2, as to which the date is February 1, 1998 and Note 10, second paragraph, as to which the date is March 31, 1998, with respect to the financial statements of EXCO Resources, Inc. in its Annual Report (Form 10-K) for the two years ended December 31, 1997 filed with the Securities and Exchange Commission.


                                     /s/ Belew Averitt LLP

Dallas, Texas
July 15, 1998